UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland		84-2769895
(State or other jurisdiction of	Commission File Number 001-39143	(I.R.S. Employer
incorporation or organization)		Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2021, Alpine Income Property Trust, Inc., a Maryland corporation (the "Company"), issued a press release and investor presentation relating to the Company’s financial results for the quarter and year ended December 31, 2020. Copies of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the board of directors (the “Board”) of the Company increased the size of the Board from five directors to six directors and appointed Rachel Elias Wein to fill the vacancy resulting therefrom. The Board has determined that Ms. Elias Wein is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. Ms. Elias Wein will serve on the Board’s compensation and audit committees.

Rachel Elias Wein, age 41, currently serves as Founder and Chief Executive Officer at WeinPlus, a strategy and management consultancy focused on national retailers and institutional real estate organizations. Prior to founding WeinPlus in 2009, Ms. Elias Wein served as a development executive with The Sembler Company and a senior associate with Ernst & Young’s Real Estate Advisory practice. She currently serves on the Board of Directors for a number of charitable organizations and is an Advisory Board Member for the University of Florida’s Kelley A. Bergstrom Center for Real Estate, Chair-Elect for the Urban Land Institute’s CRC Council (Gold Flight) and on the International Council of Shopping Centers’ Open Air Summit Committee.  Prior to its acquisition in 2020, Ms. Elias Wein also served as an Advisory Board Member and shareholder at Ravti Corporation, a privately held commercial real estate technology startup. Ms. Elias Wein earned a Master of Real Estate, Master of Architecture and Bachelor of Design in Architecture from the University of Florida. We believe Ms. Elias Wein’s extensive experience in strategy and management consulting focused on national retailers and institutional real estate organizations brings important and valuable skills to the Board.

On February 10, 2021, the Company entered into indemnification agreements with Ms. Elias Wein. This agreement provides, in general, that the Company will indemnify Ms. Elias Wein to the fullest extent permitted by law in connection with her service to the Company or on the Company’s behalf. A copy of the indemnification agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

For Ms. Elias Wein’s service as a non-employee director, Ms. Elias Wein will be compensated in accordance with the director compensation policy for non-employee directors described in the Company’s definitive proxy statement filed with the SEC on April 27, 2020.

Item 7.01. Regulation FD Disclosure.

On February 11, 2021, the Company issued a press release and investor presentation relating to the Company’s financial results for the quarter and year ended December 31, 2021 and a dividend press release. Copies of the press release relating to the Company’s financial results, the investor presentation and the dividend press release are attached hereto as Exhibits 99.1. 99.2 and 99.3, respectively, and are incorporated herein by reference.

On February 10, 2021, the Company issued a press release announcing the appointment of Rachel Elias Wein to the Board. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 99.3 and 99.4, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Indemnification Agreement, dated February 10, 2021, between Alpine Income Property Trust, Inc. and Rachel Elias Wein

99.1 Financial Results Press Release dated February 11, 2021

99.2 Investor Presentation dated February 11, 2021

99.3 Dividend Press Release dated February 11, 2021

99.4 Press Release dated February 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021

Alpine Income Property Trust, Inc.

By: /s/Matthew M. Partridge

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial and Accounting Officer)